Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	David Mansfield, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces $3.0 Million Share Repurchase Program

NILES, IL, October 4, 2021 - Perma-Pipe International Holdings, Inc. (NASDAQ: PPIH) (the "Company") announced today that its board of directors has authorized a $3.0 million share repurchase program. Share repurchases may be executed through open market or in privately negotiated transactions over the course of the next 12 months.

The specific number of shares that the Company will ultimately repurchase, and the actual timing, per share price and amount of share repurchases, will be dependent on then current market conditions and other factors.

Perma-Pipe International Holdings, Inc.

The Company is a global leader in pre-insulated piping and leak detection systems for oil and gas gathering, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, the Company has operations at thirteen locations in six countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) the impact of the coronavirus ("COVID-19") on the Company's results of operations, financial condition and cash flows; (ii) fluctuations in the price of oil and natural gas and its impact on the customer order volume for the Company's products; (iii) the Company's ability to comply with all covenants in its credit facilities; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve profitability and positive cash flows; (vi) the impact of global economic weakness and volatility; (vii) fluctuations in steel prices and the Company’s ability to offset increases in steel prices through price increases in its products; (viii) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (ix) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (x) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xi) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (xiii) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xiv) reductions or cancellations of orders included in the Company’s backlog; (xv) the Company's ability to collect an account receivable related to a project in the Middle East; (xvi) risks and uncertainties related to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the Company’s ability to interpret changes in tax regulations and legislation; (xx) the Company's ability to use its net operating loss carryforwards; (xxi) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s percentage-of-completion revenue recognition; (xxii) the Company’s failure to establish and maintain effective internal control over financial reporting; and (xxiii) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward- looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com.)